EXHIBIT 99.1

STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES PURCHASED BY VANGUARD NATURAL RESOURCES, LLC FROM APACHE CORPORATION FOR THE YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Apache Corporation:

We have audited the accompanying statement of combined revenues and direct operating expenses of the oil and gas properties purchased by Vanguard Natural Resources, LLC from Apache Corporation (the Company) for each of the three years in the period ended December 31, 2007. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting of the oil and gas properties purchased by Vanguard Natural Resources, LLC from Apache Corporation. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Vanguard Natural Resources, LLC’s Form 8-K/A and is not intended to be a complete financial presentation of the properties described above.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the combined revenues and direct operating expenses of the oil and gas properties purchased by Vanguard Natural Resources, LLC from Apache Corporation for each of the three years in the period ended December 31, 2007, in conformity with U.S. generally accepted accounting principles.

ERNST & YOUNG LLP

Houston, Texas
April 4, 2008

STATEMENT OF COMBINED REVENUES AND DIRECT OPERATING EXPENSES
OF THE OIL AND GAS PROPERTIES PURCHASED BY VANGUARD NATURAL RESOURCES, LLC FROM APACHE CORPORATION
(In thousands)

	December 31,
	2007	2006	2005

Revenues	$18,205	$18,117	$16,602
Direct operating expenses	(6,624)	(6,044)	(5,638)

Excess of revenues over direct operating expenses	$11,581	$12,073	$10,964

The accompanying notes are an integral part of this financial statement.

NOTES TO STATEMENT OF COMBINED REVENUES AND
DIRECT OPERATING EXPENSES OF THE OIL AND GAS PROPERTIES
PURCHASED BY VANGUARD NATURAL RESOURCES, LLC FROM APACHE CORPORATION

(1)	THE PROPERTIES

On January 31, 2008, Vanguard Natural Resources, LLC (“Vanguard”), through its wholly-owned subsidiary Vanguard Permian, LLC, consummated a transaction to purchase oil and natural gas producing properties in the Permian basin of West Texas and New Mexico (the “Permian Properties”), for $78.3 million in cash from Apache Corporation (“Apache”), subject to normal closing adjustments, with an effective date of October 1, 2007. After consideration of preliminary closing adjustments of $4.9 million, total consideration for the Permian Properties was $73.4 million.

(2)	BASIS FOR PRESENTATION

During the periods presented, the Permian Properties were not accounted for or operated as a separate division by Apache. Certain costs, such as depreciation, depletion and amortization, interest, accretion, general and administrative expenses, and corporate income taxes were not allocated to the individual properties. Accordingly, full separate financial statements prepared in accordance with generally accepted accounting principles do not exist and are not practicable to obtain in these circumstances.

Revenues and direct operating expenses included in the accompanying statement represent Vanguard’s net working interest in the properties acquired for the three annual periods prior to the closing date and are presented on the accrual basis of accounting. Depreciation, depletion and amortization, interest, accretion, general and administrative expenses and corporate income taxes have been excluded. The financial statement presented is not indicative of the results of operations of the acquired properties going forward due to changes in the business and inclusion of the above mentioned expenses.

(3)	COMMITMENTS AND CONTINGENCIES

Pursuant to the terms of the Purchase and Sale Agreement between Vanguard and Apache, any claims, litigation or disputes pending as of the effective date (October 1, 2007) or any matters arising in connection with ownership of the properties prior to the effective date are retained by Apache. Notwithstanding this indemnification, Vanguard is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of combined revenues and direct operating expenses.

SUPPLEMENTAL OIL AND GAS INFORMATION
(UNAUDITED)

OIL AND GAS RESERVE INFORMATION

Proved oil and gas reserve quantities are based on internal estimates prepared by Vanguard and from information provided by Apache, in accordance with guidelines established by the Securities and Exchange Commission.

There are numerous uncertainties inherent in estimating quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact.

	Natural Gas	Crude Oil and Natural Gas Liquids
	(MMcf)	(Mbbl)

Total proved reserves:
Balance, December 31, 2004	4,812	5,167
Production	(294)	(275)
Extensions, discoveries and improved recovery	52	110
Revisions of previous estimates	355	(282)

Balance, December 31, 2005	4,925	4,720

Production	(294)	(259)
Extensions, discoveries and improved recovery	53	92
Revisions of previous estimates	(329)	(247)

Balance, December 31, 2006	4,355	4,306

Production	(247)	(239)
Extensions, discoveries and improved recovery	31	51
Revisions of previous estimates	642	187

Balance, December 31, 2007	4,781	4,305

Proved developed reserves:
Balance, December 31, 2004	3,912	4,257
Balance, December 31, 2005	4,080	3,907
Balance, December 31, 2006	3,839	3,742
Balance, December 31, 2007	3,677	3,899

SUPPLEMENTAL OIL AND GAS INFORMATION
(UNAUDITED)

FUTURE NET CASH FLOWS

Future cash inflows are based on year-end oil and gas prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts. Operating costs, production and ad valorem taxes and future development costs are based on current costs with no escalation.

The following table sets forth unaudited information concerning future net cash flows for oil and gas reserves. Future income tax expense has not been computed as Vanguard is not a tax paying entity. This information does not purport to present the fair market value of Vanguard’s oil and gas assets, but does present a standardized disclosure concerning possible future net cash flows that would result under the assumptions used.

	December 31,
	2007	2006	2005

Cash inflows	$422,347	$271,513	$308,822
Production costs	(137,079)	(102,206)	(93,549)
Development costs	(2,257)	(1,898)	(2,869)

Net cash flows	283,011	167,409	212,404
10 percent discount rate	(157,566)	(93,205)	(118,256)

Discounted future net cash flows	$125,445	$74,204	$94,148

The following table sets forth the principal sources of change in discounted future net cash flows.

	For the Year Ended December 31,
	2007	2006	2005

Beginning of year	$74,204	$94,148	$70,503
Sales, net of production costs	(11,581)	(12,073)	(10,964)
Net change in prices and production costs	49,665	(12,783)	31,176
Extensions, discoveries and improved recovery, net of costs	2,174	2,480	2,998
Change in future development costs	(359)	971	(355)
Accretion of discount	7,420	9,415	7,050
Revision of quantity estimates	7,286	(4,449)	(3,837)
Change in production rates, timing and other	(3,364)	(3,505)	(2,423)

End of year	$125,445	$74,204	$94,148